Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$19,877,190
Realized Gain (Loss) on Swap Contracts	31,637,441
Unrealized Gain (Loss) on Market Value of Commodity Futures	121,587,317
Unrealized gain (loss) on Fair Value of Swap Contracts	8,186,118
Dividend Income	979,037
Interest Income	2,431,614
ETF Transaction Fees	18,000
Total Income (Loss)	$184,716,717

Expenses
General Partner Management Fees	$431,519
Professional Fees	192,132
Brokerage Commissions	187,429
Directors' Fees and insurance	23,400
License fees	10,787
Total Expenses	$845,267
Net Income (Loss)	$183,871,450

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 9/1/24	$825,290,763
Additions (2,100,000 Shares)	29,718,538
Withdrawals ((9,800,000) Shares)	(149,066,561)
Net Income (Loss)	183,871,450

Net Asset Value End of Month	$889,814,190
Net Asset Value Per Share (54,146,103 Shares)	$16.43

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596